UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2024

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

111 Westwood Place, Suite 400, Brentwood, Tennessee 37027
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Units	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange and Subscription Agreements

On September 30, 2024, Brookdale Senior Living Inc. (the “Company”) entered into privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with certain holders (the "Investors") of the Company’s outstanding 2.00% Convertible Senior Notes due 2026 (the “2026 Notes”), pursuant to which the Company will issue approximately $369 million aggregate principal amount of 3.50% Convertible Senior Notes due 2029 (the “2029 New Notes”). Approximately $219 million principal amount of the 2029 New Notes will be issued in exchange for approximately $207 million principal amount of the 2026 Notes (the “Exchange Transactions”) and $150 million principal amount of the 2029 New Notes will be issued for cash (the “Subscription Transactions,” and together with the Exchange Transactions, the “Transactions”). In each case, the 2029 New Notes will be issued in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 2029 New Notes will be issued pursuant to an indenture (the “2029 New Notes Indenture”). The Transactions are expected to close on October 3, 2024, subject to customary closing conditions. Following the closing of the Transactions, approximately $23 million in aggregate principal amount of the 2026 Notes will remain outstanding with the terms unchanged.

The 2029 New Notes Indenture

The 2029 New Notes will be senior, unsecured obligations of the Company, and interest will be payable semi-annually in arrears at a rate of 3.50% per annum on April 15 and October 15 of each year, beginning on April 15, 2025. The 2029 New Notes will mature on October 15, 2029, unless earlier repurchased or converted.

Prior to the close of business on the business day immediately preceding July 15, 2029, the 2029 New Notes will be convertible at the option of holders during certain periods, upon satisfaction of certain conditions. On or after July 15, 2029, the 2029 New Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the 2029 New Notes may be settled in shares of Company common stock, cash or a combination of cash and shares of Company common stock, at the Company’s election. Under the 2029 New Notes Indenture, the Company will not be obligated to deliver any shares of common stock to any holder upon any conversion of the 2029 New Notes whereby such holder would beneficially own a number of shares of Company common stock in excess of 19.9% of the total number of shares of Company common stock issued and outstanding immediately following such conversion.

The 2029 New Notes will have an initial conversion rate of 111.1111 shares of Company common stock per $1,000 principal amount of the 2029 New Notes (subject to adjustment for certain events). This represents an initial conversion price of approximately $9.00 per share. The initial conversion price of the 2029 New Notes represents a premium of approximately 36.57% to the $6.59 per share closing price of the Company’s common stock on September 27, 2024.

The Company anticipates the net cash proceeds from the Subscription Transactions will be approximately $135 million, after subtracting fees, discounts and estimated expenses in connection with the Transactions. The Company intends to use the proceeds to fund acquisitions and for general corporate purposes.

The Company will not have the right to redeem the 2029 New Notes at its election before the maturity date.

Holders of the 2029 New Notes may require the Company to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the 2029 New Notes Indenture at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Registration Rights Agreement

Upon the closing of the Transactions, the Company will enter into a Registration Rights Agreement in connection with the Transactions (the “Registration Rights Agreement”) with the Investors, pursuant to which the Investors are entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Company is required to prepare and file a registration statement, or a prospectus supplement to an effective registration statement, with the Securities and Exchange Commission no later than 15 business days following the closing of the Transactions, with respect to the shares of common stock for which the 2029 New Notes may be converted.

Under the Registration Rights Agreement, the Company will agree to indemnify the applicable Investor and certain indemnified persons against any losses, claims, damages, liabilities or expenses resulting from any untrue statement or omission of material fact in any registration statement pursuant to which it sells the Company’s common stock, unless such liability arose from the applicable Investor's misstatement or omission, and the applicable Investor will agree to indemnify the Company against all losses caused by its misstatements or omissions. The Company will generally pay all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to its performance under the Registration Rights Agreement, other than underwriting discounts and commissions, if any, relating to the sale of its common stock under the Registration Rights Agreement.

The foregoing descriptions of the Exchange and Subscription Agreements, 2029 New Notes Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Form of Exchange and Subscription Agreement, Form of 2029 New Notes Indenture and Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, any of these securities (including the shares of the Company’s common stock, if any, to which the 2029 New Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02. In the case of both Transactions, the 2029 New Notes will be offered and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration in part based on representations made by the Investors in the 2029 New Notes in the Exchange and Subscription Agreements, including representations that such Investors are “qualified institutional buyers” as defined under Rule 144A promulgated under the Securities Act.

Item 7.01 Regulation FD.

On September 30, 2024, the Company issued a press release announcing the Transactions and the Company's entering into agreements to acquire 41 currently leased communities. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

SAFE HARBOR

Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company's ability to complete pending or expected transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, such as the ability to obtain financing or regulator approvals, and uncertainties as to the timing of closing; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to obtain additional capital on terms acceptable to it; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this Current Report on Form 8-K. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this Current Report on Form 8-K to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Indenture

10.1	Form of Exchange and Subscription Agreement

10.2	Form of Registration Rights Agreement

99.1	Press Release dated September 30, 2024

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	September 30, 2024	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary